UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Quotations of Mr. Philip G. Satre, Chairman of the Board of International Game Technology, were included in an article by Mr. Howard Stutz in the Las Vegas Review-Journal on March 3, 2013.

Excerpts containing such quotations as published by the Las Vegas Review-Journal are set forth below.

*****

On a recent airline trip, International Game Technology Chairman Phil Satre said he gained a better understanding into the slot machine manufacturer’s $500 million purchase last year of a free play social gaming business.

It came from spying on the person seated next to him.

Satre, 62, noticed his much younger seat mate played casino games through the company’s DoubleDown Casino application on his mobile device during a large portion of the flight between Las Vegas and Reno.

“It was fascinating to watch,” Satre said in recent interview.

*****

Satre, IGT’s chairman since 2009, said last month the company and its board thoroughly vetted the DoubleDown deal.

Watching a fellow Southwest Airlines passenger entertain himself through the DoubleDown application gave him more confidence in the purchase.

“DoubleDown has allowed us to leverage our content into that social gaming space,” Satre said. “The challenge for all mature industries is to get traction with newer or younger customers.”

*****

“The board is unanimously behind Patti,” Satre said. “We have been in a turnaround and you have to take the strategy to a new level.”

*****

“It’s the playbook of a proxy fight, quite frankly,” Satre said. “I’ve never been in one before until now.”